Exhibit 1

This document is a free translation of the Brazilian judicial administrator’s report referred to February and March, 2017 financial information of Oi S.A. and some of its subsidiaries (“RJ Debtors”) filed within the 7th Business Court of Rio de Janeiro on March 15, 2017. Due to the complexities of language translation, translations are not always precise. The original document was prepared in Portuguese, and in case of any divergence, discrepancy or difference between this version and the Portuguese version, the Portuguese version shall prevail. The Portuguese version is the only valid and complete version and shall prevail for any and all purposes. There is no assurance as to the accuracy, reliability or completeness of the translation. Any person reading this translation and relying on it should do so at his or her own risk.

HONORABLE JUDGE OF THE 7th BUSINESS COURT OF THE JUDICIAL DISTRICT OF THE CAPITAL CITY OF THE STATE OF RIO DE JANEIRO

Proceedings 0203711-65.2016.8.19.0001

Judicial Reorganization of Oi S.A. et al.

The BANKRUPTCY TRUSTEE (Arnoldo Wald Law Firm – EAAW), appointed in the proceedings of Judicial Reorganization of Oi S.A. et al., respectfully requests that Your Honor determines that the attachment entitled Monthly Activity Report (“RMA”), which contains information related to the months of February and March 2017, be inserted in the record, as granted on pages 188.725/188.729.

Considering that PWC was dismissed on 03/31/2017 and EAAW was appointed on 04/10/2017 to hold the position of bankruptcy trustee alone, the Bankruptcy Trustee informs, that, as authorized on pages 187.886/187.889, it subcontracted RC Consultores to assist it in the elaboration of the RMAs.

Rio de Janeiro, May 15, 2017.

[signature]

Bankruptcy Trustee

Arnoldo Wald Law Firm

ICIAL REORGZATION

Oi

February . 2017

March . 2017

 May 15, 2017

1

EXECUTIVE

SUMMARY

1	Introduction		03
2	Corporate Organization Chart of Oi Group/Companies Under Reorganization		06
3	Relevant facts disclosed		11
4	Financial Information (Consolidated Financial Statements of the Companies under Reorganization)		14
	4.1	Managerial Cash Flow Statement	16/35
	4.2	Balance Sheet	22/41
	4.3	Monthly Income Statement	31/49
5	Service to Creditors		52
6	Manifestations of the BT		53

1 Introduction

INTRODUCTION

Honorable Judge of the 7th Business Court of the Judicial District of the Capital City of the State of Rio de Janeiro

The Bankruptcy Trustee, Arnoldo Wald Law Firm (“Wald” or “BT”), appointed in the records of the Judicial Reorganization of Oi Group (proceedings 0203711- 65.2016.8.19.0001), and RC Consultores, subcontracted by the BT to assist it in the elaboration of the Monthly Activity Report (“RMA”), respectfully submit to Your Honor, pursuant to the decision on pages 91.223/91.224, the RMA related to the months of February and March 2017.

As it is known, the Judicial Reorganization involves the following companies:

•    Oi S.A. – under Judicial Reorganization (“Oi S.A.”);

•    Telemar Norte Leste S.A. – under Judicial Reorganization (“Telemar Norte Leste”);

•    Oi Móvel S.A. – under Judicial Reorganization (“Oi Móvel”);

•    Copart4 Participações S.A. – under Judicial Reorganization (“Copart4”);

•    Copart5 Participações S.A. – under Judicial Reorganization (“Copart5”);

•    Portugal Telecom International Finance B.V. – under Judicial Reorganization (“PTIF”); and

•    Oi Brasil Holdings Coöperatief U.A. – under Judicial Reorganization (“Oi Coop”).

This report, which covers financial information based specially on elements provided by the Companies under Reorganization until May 12, 2017, exceptionally contains data related to two months, as granted on pages 188.725/188.729, and should be analyzed with the preliminary activity report, as well as with the other RMAs previously submitted.

The RMA contains a chapter that covers specifically the consolidated financial information of the Companies under Reorganization, being subdivided into three different parts, each one corresponding to the analysis of a specific document, to wit:

Judicial Reorganization – OI

May 15, 2017

1 Introduction

•        In the first part of the chapter, the data submitted by the Companies under Reorganization in the Managerial Cash Flow Statement of such month is analyzed. In addition to the most recent information, the table also contains information related to the previous month, as well as the variation between the two months. The report highlights the main changes that took place month by month and describes the reasons for such variations, as showed by the arguments presented by the Companies under Reorganization management;

•        In the second part of the chapter, focused on the Companies under Reorganization finances, the information included in the Balance Sheet is analyzed. Again, the most recent information is presented in tables, which also include data related to the previous month, as well as the monthly variation. Thus, the main monthly variations are emphasized, along with their causes, pursuant to the information provided by the Companies under Reorganization;

•        In the third part of the chapter, the data included in the Monthly Income Statement related to such month is analyzed. Similarly, to the other parts, in addition to the most recent information, the tables include data from the previous month, as well as the variation from month to month, always with the justifications for the most relevant variations.

This report, prepared through analytical procedures and discussions with the Company’s Management, aims at providing the Court and interested parties with information on the financial situation of the Companies under Reorganization and the relevant transactions carried out by them, as well as a summary of the activities executed by the BT in February and March 2017.

The RMA presents the progress of the Management Cash Flow, the Balance Sheet and Monthly Consolidated Income Statement of the Companies under Reorganization in relation to the months under analysis, in comparison with the previous month, based on the financial information made available by the Company's Management.

Judicial Reorganization – OI

May 15, 2017

1 Introduction

The information presented below is based mainly on data and elements submitted by the Companies under Reorganization. The individual financial statements of all the Companies under Reorganization, as well as the consolidated financial statements of Oi Group (which include, but not limited to, the Companies under Reorganization), are annually audited by independent auditors. Limited review procedures are adopted by the auditors to file the Quarterly Consolidated Financial Information (“ITRs”) of Oi Group with CVM. In relation to the individual financial information of each Company under Reorganization, prepared in monthly periods which are not those covered by the ITRs delivered to CVM, it is not submitted to independent audit review, whether by the auditors hired by Oi Group or by the BT.

The BT, proud of the responsibility attributed to it, is at your disposal for further clarifications regarding the information contained in this report or other additional information.

Sincerely,

Arnoldo Wald Filho awf@wald.com.br Samantha Mendes Longo samantha@wald.com.br Alberto Camiña Moreira albertoc@wald.com.br Partners Tel: +55 (11) 3074-6000	Marcel Augusto Caparoz Chief Economist marcel@rcconsultores.com.br Tel: +55 (11) 3053-0003

Judicial Reorganization – OI

May 15, 2017

2 Corporate Organization Chart of Oi Group

CORPORATE ORGANIZATION CHART OF OI GROUP

Judicial Reorganization – OI

May 15, 2017

2 Corporate Organization Chart of Oi Group

CORPORATE ORGANIZATION CHART OF OI GROUP

Judicial Reorganization – OI

May 15, 2017

2 Corporate Organization Chart of Oi Group

CORPORATE ORGANIZATION CHART OF OI GROUP

Judicial Reorganization – OI

May 15, 2017

2 Corporate Organization Chart of Oi Group

CORPORATE ORGANIZATION CHART OF OI GROUP

Judicial Reorganization – OI

May 15, 2017

2 Corporate Organization Chart of Oi Group

THE COMPANIES UNDER JUDICIAL REORGANIZATION

 – OI

2 Corporate Organization Chart of Oi Group

RELEVANT FACTS

We present below some of the relevant facts disclosed by Oi Group which are directly related to the Companies under Reorganization:

Relevant Facts from FEBRUARY

February 2

Oi S.A. – under Judicial Reorganization states that, on February 2, the District Court of Amsterdam, Netherlands, denied the requests to convert into bankruptcy proceedings the proceedings of suspension of payments related to each one of the financial vehicles of Oi in the Netherlands, Oi Brasil Holdings Coöperatief UA – under Judicial Reorganization (“Oi Brasil Holdings”) and Portugal Telecom International Finance B.V. – under Judicial Reorganization (“PTIF”), according to the Dutch laws. The company emphasized in the same notice that on that date it had not yet had access to the translation of the entire content of the decision.

The notice is available on:

http://ri.oi.com.br/oi2012/web/conteudo_pt.asp?idioma=0&tipo=43089&conta=28&id=238752

February 10

Oi S.A. – under Judicial Reorganization disclosed that, on February 10, the bankruptcy trustees appointed to supervise the proceedings of suspension of payments of Oi Brasil Holdings Coöperatief UA – under Judicial Reorganization (“Oi Brasil Holdings”) and Portugal Telecom International Finance B.V. – under Judicial Reorganization (“PTIF”) informed that they would not make appeals against the decisions rendered by the District Court of Amsterdam, Netherlands, which denied the requests to convert into bankruptcy proceedings the proceedings of suspension of payments related to each one of Oi Brasil Holdings and PTIF. The company also claimed that it had been informed that Oi Brasil Holdings and PTIF made, on that date, appeals against such decisions.

The notice is available on:

http://ri.oi.com.br/oi2012/web/conteudo_pt.asp?idioma=0&tipo=43089&conta=28&id=238906

February 20

Oi S.A. – under Judicial Reorganization disclosed that, on February 20, it became aware that the Court of Appeals of Amsterdam, Netherlands, determined the conduction, on 03/29/2017, of hearings about the appeals made by creditors against the decisions rendered on 02/02/2017 by the District Court of Amsterdam, which denied the requests to convert into bankruptcy proceedings the proceedings of suspension of payments related to Oi Brasil Holdings Coöperatief UA – under Judicial Reorganization and Portugal Telecom International Finance B.V. – under Judicial Reorganization.

The notice is available on:

http://ri.oi.com.br/oi2012/web/conteudo_pt.asp?idioma=0&tipo=43089&conta=28&id=239172

February 23

Oi S.A. – under Judicial Reorganization disclosed that, on February 20, Standard & Poor’s (“S&P”) announced on the previous day that it had updated the credit rating attributed to the Company, affirming the corporate and debt ratings at D. At the same time, S&P withdrew the recovery ratings of the Company, which the agency plans to reinstate once the debt of the Company is restructured with an updated capital structure after its emergence from the Judicial Reorganization.

The notice is available on:

http://ri.oi.com.br/oi2012/web/conteudo_pt.asp?idioma=0&tipo=43089&conta=28&id=239271

May 15, 2017

3 Relevant facts disclosed

RELEVANT FACTS

Relevant Facts from MARCH

March 6

Oi S.A. – under Judicial Reorganization disclosed, on March 6, that it became aware of the judgment rendered on 03/02/2017 by the Commercial Court of Lisbon – Judge 3 of the Judicial Court of the Judicial District of Lisbon, whereby the decision that granted the processing of the request for Judicial Reorganization elaborated in Brazil pursuant to Law 11,101/05 and the Brazilian Corporation Law, rendered by the 7th Business Court of the Judicial District of the Capital City of the State of Rio de Janeiro on 06/29/2016 was acknowledged in relation to the Company and Telemar Norte Leste S.A. – under Judicial Reorganization.

The notice is available on:

http://ri.oi.com.br/oi2012/web/conteudo_pt.asp?idioma=0&tipo=43089&conta=28&id=239733

March 22

Oi S.A. – under Judicial Reorganization disclosed, on March 22, that, in compliance with Article 157, Paragraph 4, of Law 6,404/76 and pursuant to CVM Instruction No. 358/02, in a meeting held on that day, the Company’s Board of Directors approved the basic financial conditions as adjustments to the Judicial Reorganization Plan of Oi Companies submitted on 09/05/2016 (“PRJ”), as well as authorized the Executive Board and the advisors of the Company to file, as soon as possible, an addendum to the PRJ with the Judge of the 7th Business Court of the Judicial District of the State of Rio de Janeiro, where the Judicial Reorganization of Oi and its controlled companies is pending.

The notice is available on:

http://ri.oi.com.br/oi2012/web/conteudo_pt.asp?idioma=0&tipo=43090&conta=28&id=240127

March 28

Oi S.A. – under Judicial Reorganization disclosed, on March 28, that, on that date, it submitted to the Judge of the 7th Business Court of the Judicial District of the State of Rio de Janeiro, where the Judicial Reorganization of Oi and its controlled companies is pending, information on new financial conditions as adjustments to the Judicial Reorganization Plan of Oi Companies submitted on 09/05/2016 (“PRJ”), as detailed in Oi’s Relevant Fact of 03/22/2017.

According to Oi, the new conditions were elaborated out of conversations held in more than 50 face-to-face meetings with several creditors of Oi in Brazil and abroad and its advisors, considering different credit profiles, including national and international banks, sponsoring institutions and bondholders. In addition, several other meetings were held and negotiations of mediation with other groups of creditors were initiated, such as suppliers, Anatel, small creditors, among others. According to the company, the discussions considered, in addition to the debt-restructuring plan, a sustainable business plan for Oi. The company considered suggestions and contributions from the several creditors, represented in the four classes provided for in the Judicial Reorganization of the company, and also shareholders to structure the conditions presented and that aim at dealing in a balanced manner with the different credit and investment interests and profiles.

The notice is available on:

http://ri.oi.com.br/oi2012/web/conteudo_pt.asp?idioma=0&tipo=43089&conta=28&id=240314

March 29

Oi S.A. – under Judicial Reorganization disclosed on March 28 that, on that date, hearings were held at the Dutch Court of Appeals, in Amsterdam, related to the appeals against the decisions that denied the requests for conversion of the proceedings of suspension of payments related to each one of the financial vehicles of Oi in the Netherlands, Oi Brasil Holdings Coöperatief UA – under Judicial Reorganization (“Oi Brasil Holdings”) and Portugal Telecom International Finance B.V. – under Judicial Reorganization (“PTIF”). The Company also disclosed that it became aware that the Dutch Court of Appeals informed it expected to announce its decision in relation to both hearings of Oi Brasil Holdings and PTIF on 04/19/2017.

The notice is available on:

http://ri.oi.com.br/oi2012/web/conteudo_en.asp?idioma=0&tipo=43089&conta=28&id=240454

3 Relevant facts disclosed

RELEVANT FACTS

Relevant Facts from APRIL

April 10

Oi S.A. – under Judicial Reorganization disclosed on April 10 that the Judge of the 7th Business Court of the Judicial District of the Capital City of the State of Rio de Janeiro, where the Company’s action for Judicial Reorganization is pending, appointed Arnoldo Wald Law Firm to fully assume and concentrate the position of bankruptcy trustee of the Company, of Telemar Norte Leste S.A. – under Judicial Reorganization, Oi Móvel S.A. – under Judicial Reorganization, Copart 4 Participações S.A. – under Judicial Reorganization, Copart 5 Participações S.A. – under Judicial Reorganization, Portugal Telecom International Finance BV – under Judicial Reorganization and Oi Brasil Holdings Coöperatief UA – under Judicial Reorganization, being the bankruptcy trustee authorized to hire individuals or legal entities to assist it in the financial and accounting areas, as allowed by the Reorganization Law. The Company will keep its shareholders and the market updated on the development of the subject under this Notice to the Market.

The notice is available on:

http://ri.oi.com.br/conteudo_pt.asp?idioma=0&tipo=43089&conta=28&id=243228

April 19

Oi S.A. – under Judicial Reorganization disclosed on April 19 that, on that date, the Dutch Court of Appeals, in Amsterdam, granted the appeals against the decisions that had denied the requests for conversion of the proceedings of suspension of payments related to each one of the financial vehicles of Oi in the Netherlands, Oi Brasil Holdings Coöperatief UA – under Judicial Reorganization (“Oi Brasil Holdings”) and Portugal Telecom International Finance B.V. – under Judicial Reorganization (“PTIF”), and determined that such proceedings be converted into bankruptcy proceedings in the Netherlands. Such decisions of the Dutch Court of Appeals are currently subject to the Dutch jurisdiction and laws, are not final and will be subject to appeal by Oi Brasil Holdings and PTIF before the Dutch Supreme Court.

The company also affirmed that Oi Brasil Holdings and PTIF are still under Judicial Reorganization in Brazil and clarified that the decisions do not have an impact on the daily affairs of the Company and its operating activities. The company reiterated that it is making progress on the discussions about the best proposal of Judicial Reorganization Plan with creditors, potential investors and other stakeholders in order to submit it to the approval of the Meeting of Creditors, pursuant to the terms and rules defined in the legislation. The purpose is to ensure a proposal that will warrant the operational feasibility and sustainability of the Company and that satisfy all interested parties in a balanced manner, allowing Oi to emerge stronger from this proceeding.

The notice is available on:

http://ri.oi.com.br/conteudo_pt.asp?idioma=0&tipo=43089&conta=28&id=243466

4 Financial Information (Consolidated Financial Statements of the Companies under Reorganization)

FINANCIAL INFORMATION

4.1           Managerial Cash Flow Statement

4.2           Balance Sheet

4.3           Monthly Income Statement

4 Financial Information (Consolidated Financial Statements of the Companies under Reorganization)

FINANCIAL INFORMATION

4.1 Managerial Cash Flow Statement

MANAGERIAL CASH FLOW STATEMENT

HIGHLIGHTS

Statement FEBRUARY1 to 28, 2017

○  Net Operating Cash Generation increased by R$ 155 million

○  Carnival Holiday affected the Accounts Receivable and Payable

○  Accounts Receivable had a reduction of R$ 364 million

○  Accounts Payable related to Material/Service had a reduction of 36%

○  Investments had an increase of R$ 84 million

○  Financial Cash Final Balance increased by R$ 287 million, amounting to R$ 7,380 million

4.1 Managerial Cash Flow Statement

Statement FEBRUARY1 to 28, 2017

Net Operating Cash Generation increased by R$ 155 million in February

○ Net Operating Cash Generation was R$ 155 million positive in February compared to R$ 154 million decrease verified in the previous month (Figure 1). When compared to January, both Accounts Receivable and Payable had a reduction. Accounts Receivable had a result R$ 364 million smaller, reaching R$ 2,305 million, while the cash outflow with Accounts Payable and Investments decreased by R$ 674 million, reaching R$ 2,150 million (Figure 2). Other transactions of the Companies under Reorganization, which include Intra-group Transactions, Financial Transactions and Dividends, contributed to increase the Financial Cash by R$ 131 million.

○ Accordingly, the variation of the Financial Cash Final Balance was positive in R$ 287 million in February, resulting in an amount of R$ 7,380 million (Figure 3), which corresponds to a growth of 4.0% compared to the previous month.

○ Considerations of the variations shall be analyzed in detail on the next pages.

Judicial Reorganization – OI

May 15, 2017

4.1 MANAGERIAL CASH FLOW STATEMENT Consolidated Financial Statements of the Companies under Reorganization (unaudited)

Statement FEBRUARY1 to 28, 2017
Table 1 - Managerial Cash Flow Statement February 2017

ACCOUNTS RECEIVABLE (page 1 of 1)

Accounts Receivable amounted to R$ 2,305 million in February

Accounts Receivable had a decrease of R$ 364 million in February compared to the previous month (13.6% decrease), reaching R$ 2,305 million. All subdivisions had a reduction in relation to the previous month:

○ The item “Clients” had a reduction of R$ 175 million in relation to the previous month, reaching R$ 1,669 million, corresponding to 73.7% of the Accounts Receivable.

○ The other items were also negative, although with a smaller impact on the total Accounts Receivable. Dealers had a decrease of R$ 100 million (a 20% reduction), amounting to R$ 412 million, while the item “Others” had a reduction of R$ 83 million (a 41% decrease), amounting to R$ 117 million.

○ Network Use Services had a decrease of R$ 6 million (a 7% reduction in relation to the previous month), amounting to R$ 78 million.

○ According to clarifying information provided by the Management, the decrease verified in the items “Accounts Receivable” in February is directly related to the Carnival holiday. This month had less business days because of the holiday, with 22 business days in January against only 18 in February.

○ Furthermore, the fact that Carnival occurred on the last days of February (February 25 to March 1) contributed to the postponement of part of the accounts receivable, which had an impact on the month income.

R$ million	(A) 01/31/2017 Jan/17		(B) – (A) Variation	(B) 02/28/2017 Feb/17
INITIAL Balance – Financial Cash	7.293		(200)	7.094
Clients	1.874		(175)	1.699
Network Use Services	84		(6)	78
Dealers	512		(100)	412
Others	199		(83)	117
Accounts Receivable (1)	2.669		(364)	2.305
Staff	(167)		33	(134)
Materials/Services Suppliers	(1.729)		599	(1.130)
Taxes	(674)		143	(532)
Court Deposits	12		(21)	(9)
Contingencies	(3)		3	()
Accounts Payable (2)	(2.562)		758	(1.805)
Telemar	(122)		(50)	(172)
Landline Brt	(53)		(25)	(78)
Oi Móvel	(86)		(9)	(95)
Investments (3)	(261)		(84)	(345)
Net Operating Generation (1 +2 + 3)	(154)		309	155
Intra-group Transactions	(48)		129	80
Financial Transactions	65		(14)	51
Dividends and Interest on Net Equity	(63)		63	()
FINAL Balance - Financial Cash	7.094		287	7.380
Figure 10 - Accounts Receivable – Share Structure

		Feb/17		Jan/17
		R$ million	Participation	Participation
	Accounts Receivable	2,305	100%	100%
	Clients	1,699	74%	70%
	Dealers	412	18%	19%
	Others	117	5%	7%
	Network Use Services	78	3%	3%

4.1 MANAGERIAL CASH FLOW STATEMENT Consolidated Financial Statements of the Companies under Reorganization (unaudited)

Statement FEBRUARY1 to 28, 2017
Table 1 - Managerial Cash Flow Statement February 2017

ACCOUNTS PAYABLE (page 1 of 1)

Reduction of expenses with Material/Services Suppliers had an impact on the Accounts Payable

Accounts Payable had an express reduction in February in relation to the previous month. A decrease of R$ 758 million was verified, reaching R$ 1,805 million (a 29.6% reduction).

○ The main responsible for this decrease was the item “Suppliers and Materials/Services”, with a reduction of R$ 599 million in the cash outflow in relation to the previous month. We emphasize that the level registered in January (R$ 1,729 million) was exceptionally high due to the seasonal accounts payable at the beginning of the year. There was a reduction of 34% in the cash outflow for this item.

○ Again, as clarified by the Management, the reduced number of business days in February 2017 (18 business days) compared to January (22 business days), due to the Carnival, directly contributed to the decrease in the accounts payable throughout the month. Furthermore, the Management also emphasized that the fact that Carnival occurred on the last days of February (February 25 to March 1) contributed to the postponement of part of the accounts payable, which had an impact on the month income.

○ The other Accounts Payable items that showed a reduction had a smaller impact on the overall. The Tax Payable decreased by R$ 143 million (a 21% decrease), amounting to R$ 532 million. The item “Personnel” had a decrease of R$ 33 million (a 20% reduction), amounting to R$ 134 million. Lastly, the item “Contingencies” was zero, due to the disbursement of R$ 3 million in the previous month.

○ Only the item “Court Deposits” had an increase of R$ 21 million in relation to the previous month.

R$ million	(A) 01/31/2017 Jan/17	(B) – (A) Variation	(B) 02/28/2017 Feb/17
INITIAL Balance – Financial Cash	7.293	(200)	7.094
Clients	1.874	(175)	1.699
Network Use Services	84	(6)	78
Dealers	512	(100)	412
Others	199	(83)	117
Accounts Receivable (1)	2.669	(364)	2.305
Staff	(167)	33	(134)
Materials/Services Suppliers	(1.729)	599	(1.130)
Taxes	(674)	143	(532)
Court Deposits	12	(21)	(9)
Contingencies	(3)	3	()
Accounts Payable (2)	(2.562)	758	(1.805)
Telemar	(122)	(50)	(172)
Landline Brt	(53)	(25)	(78)
Oi Móvel	(86)	(9)	(95)
Investments (3)	(261)	(84)	(345)
Net Operating Generation (1 +2 + 3)	(154)	309	155
Intra-group Transactions	(48)	129	80
Financial Transactions	65	(14)	51
Dividends and Interest on Net Equity	(63)	63	()
FINAL Balance - Financial Cash	7.094	287	7.380
Figure 11 – Accounts Payable – Share Structure

Feb/17	Jan/17
R$ million	Participation	Participation
Accounts Payable	(1.805)	100%	100%
Materials/Services Suppliers	(1.130)	63%	70%
Taxes	(532)	29%	19%
Others	(134)	7%	7%
Staff	(9)	0%	3%

4.1 MANAGERIAL CASH FLOW STATEMENT Consolidated Financial Statements of the Companies under Reorganization (unaudited)

Statement FEBRUARY1 to 28, 2017
Table 1 - Managerial Cash Flow Statement February 2017

INVESTMENTS (page 1 of 1)

Investments had an increase of R$ 84 million in February in relation to the previous month, reaching the level of R$ 345 million (a 32% increase).

NET OPERATING GENERATION

Considering that in February the Accounts Payable had a more significant decrease than the Accounts Receivable in relation to the previous month, the Net Operating Generation started to present a positive result (R$ 155 million, compared to a decrease of R$ 154 million in the previous year).

FINAL BALANCE – FINANCIAL CASH

The Intra-group Transactions had an increase of R$ 129 million (with a positive balance of R$ 80 million in February compared to a reduction of R$ 48 million in January). The Financial Transactions continued with positive balance, although more slightly (R$ 65 million in January against R$ 51 million in February). The cash outflow with Dividend payments, in turn, was zero, compared to the cash outflow of R$ 63 million in the previous month.

Overall, the three items contributed to increase the Financial Cash by R$ 131 million, which resulted in a positive variation of the Financial Cash Final Balance by R$ 287 million in February, amounting to R$ 7,380 million, corresponding to a 4.0% increase.

R$ million	(A) 01/31/2017 Jan/17	(B) – (A) Variation	(B) 02/28/2017 Feb/17
INITIAL Balance – Financial Cash	7.293	(200)	7.094
Clients	1.874	(175)	1.699
Network Use Services	84	(6)	78
Dealers	512	(100)	412
Others	199	(83)	117
Accounts Receivable (1)	2.669	(364)	2.305
Staff	(167)	33	(134)
Materials/Services Suppliers	(1.729)	599	(1.130)
Taxes	(674)	143	(532)
Court Deposits	12	(21)	(9)
Contingencies	(3)	3	()
Accounts Payable (2)	(2.562)	758	(1.805)
Telemar	(122)	(50)	(172)
Landline Brt	(53)	(25)	(78)
Oi Móvel	(86)	(9)	(95)
Investments (3)	(261)	(84)	(345)
Net Operating Generation (1 +2 + 3)	(154)	309	155
Intra-group Transactions	(48)	129	80
Financial Transactions	65	(14)	51
Dividends and Interest on Net Equity	(63)	63	()
FINAL Balance - Financial Cash	7.094	287	7.380
Figure 12 - Investments – Share structure

Feb/17	Jan/17
R$ million	Participation	Participation
Investments	(345)	100%	100%
Telemar	(172)	50%	70%
Oi Móvel	(95)	28%	19%
Landline Brt	(78)	23%	7%

4.1 MANAGERIAL CASH FLOW STATEMENT Consolidated Financial Statements of the Companies under Reorganization (unaudited)

Statement FEBRUARY1 to 28, 2017

Table 2 – Direct Cash Flow

Direct Cash Flow

R$MM

CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANIES UNDER REORGANIZATION	SEP/16	OCT/16	NOV/16	DEC/16	JAN/17	FEB/17
Initial Balance – Financial Cash	5,816	6,245	6,595	6,973	7,293	7,094
Accounts Receivable	2,881	2,783	2,587	2,742	2,669	2,305
Clients	2,025	1,996	1,947	2,128	1,874	1,699
Network Use Services	282	118	81	98	84	78
Dealers	442	466	494	465	512	412
Others	132	203	65	51	199	117
Accounts Payable	(2,356)	(2,149)	(2,074)	(2,166)	(2,562)	(1,805)
Staff	(129)	(127)	(124)	(221)	(167)	(134)
Materials and Services Suppliers	(1,557)	(1,353)	(1,288)	(1,272)	(1,729)	(1,130)
Materials/Services	(1,274)	(1,230)	(1,203)	(1,170)	(1,640)	(1,046)
Plant Maintenance	(13)	(120)	(103)	(141)	(116)	(86)
Rents	(234)	(255)	(238)	(229)	(205)	(162)
Graphic/Data Processing	(102)	(110)	(113)	(94)	(137)	(97)
Service/Collection Call Center	(101)	(199)	(101)	(122)	(154)	(85)
Concessionaires	(105)	(98)	(107)	(96)	(112)	(104)
Advisory Services / Audits / Fees	(42)	(34)	(35)	(37)	(68)	(52)
Other Services/Accounts Payable	(677)	(415)	(506)	(450)	(848)	(460)
Network Use Services	(283)	(123)	(85)	(103)	(89)	(84)
Taxes	(630)	(655)	(66)	(647)	(674)	(532)
Court Deposits	(4)	24	(3)	11	12	(9)
Contingencies	(31)	(38)	(23)	(37)	(3)	(0)
Investments	(96)	(316)	(281)	(242)	(261)	(345)
Telemar	(48)	(162)	(132)	(143)	(122)	(172)
Landline Brt	(16)	(71)	(59)	(47)	(53)	(78)
Oi Móvel	(32)	(83)	(90)	(53)	(86)	(95)
Operating Generation	428	318	231	333	(154)	155
Intra-group Transactions	(48)	(30)	23	(76)	(48)	80
Financial Transactions	49	0	93	0	(63)	(0)
Dividends and Interest on Net Equity	0	0	93	0	(63)	(0)
Final Balance – Financial Cash	6,245	6,595	6,973	7,293	7,094	7,380

4.2 Balance Sheet

BALANCE SHEET

HIGHLIGHTS

Statement FEBRUARY1 to 28, 2017

○      Cash and cash equivalents had an increase of R$ 338 million

○      Recoverable Taxes had a decrease of R$ 580 million

○      Short-term loans and financing were reduced by R$ 427 million

○      The Consolidated Profit of the Companies under Reorganization was R$ 278 million in February

4.2 BALANCE SHEET Consolidated Financial Statements of the Companies under Reorganization (unaudited)

Statement FEBRUARY1 to 28, 2017

Table 3 – Balance Sheet, Assets (R$ in thousands)	(A) 01/31/2017 Jan/17	(B) – (A) Variation	(B) 02/28/2017 Feb/17
				1. Cash influenced by the Net Operating Generation
Cash and cash equivalents	6,776,084	338,298	7,114,382
Financial Investments	97,789	(788)	97,001
Derivative financial instruments
Accounts Receivable	7,492,025	361,696	7,853,721	2. Accounts receivables had a 4.8% increase
Inventories	224,836	13,152	237,987
Credits with Related Parties	62,097	(868)	61,228
Loans receivable	762,479	(10,820)	751,659
Recoverable Taxes	1,927,909	(580,222)	1,347,687	3. Recoverable Taxes had a 30% decrease
Other Investments
Court deposits and freezing of assets	934,506	(15,653)	918,853
Dividends and equity interest	814,952		814,952
Assets held for sale	266,145	(247,584)	18,561	4. Assets held for sale decreased by 93%
Other Assets	1,582,889	(81,131)	1,501,758
Current Assets	20,941,711	(223,922)	20,717,789
Credits with Related Parties	15,462	(15,274)	187
Financial Investments	172,362	2,183	174,545
Recoverable Deferred Taxes	1,934,762	(101,618)	1,833,143
Other Taxes	1,056,708	422,960	1,479,668
Court deposits and freezing of assets	13,963,513	31,127	13,994,640
Other Assets	331,652	3,526	335,178
Investments	7,281,267	30,784	7,312,051
Fixed Assets	25,654,998	(68,235)	25,586,763
Intangible Assets	10,287,298	(107,888)	10,179,410
Non-Current Assets	60,698,022	197,563	60,895,585
Total Assets	81,639,733	(26,359)	81,613,374

Current Assets (page 1 of 2)

Taxes impacted the negative result of the Current Assets

The total assets showed a decrease of R$ 26.4 million in February, due to the decrease of R$ 223.9 million of the Current Assets and the increase of R$ 197.6 million of the Non-Current Assets. The decrease of R$ 223.9 million of the Current Assets was influenced by:

○ 1. The positive variation of the Cash and cash equivalents, which had an increase from R$ 338 million (a 5.0% increase) to R$ 7,114 million, was influenced by the positive result of the Operating Cash Generation, which increased by R$ 155 million.

○ 2. Accounts receivables had a result similar to the Cash and cash equivalents, with a positive variation from R$ 361.7 million (a 4.8% increase) to R$ 7,853 million. According to information provided by the Management, this variation results from the regularization of the Accounts Receivable, considering that, in January, the item had a level below the average due to the increase in the default rate and average receipt period in the Retail segment, which is attributed to the default seasonality in the period that coincides with the beginning of the clients’ year, such as Urban Building and Land Tax (TULIP), Tax on Automotive Vehicles (IPVA), school expenses, among others.

4.2 BALANCE SHEET Consolidated Financial Statements of the Companies under Reorganization (unaudited)

Statement FEBRUARY1 to 28, 2017

Table 3 – Balance Sheet, Assets (R$ in thousands)	(A) 01/31/2017 Jan/17	(B) – (A) Variation	(B) 02/28/2017 Feb/17
				1. Cash influenced by the Net Operating Generation
Cash and cash equivalents	6,776,084	338,298	7,114,382
Financial Investments	97,789	(788)	97,001
Derivative financial instruments
Accounts Receivable	7,492,025	361,696	7,853,721	2. Accounts receivables had a 4.8% increase
Inventories	224,836	13,152	237,987
Credits with Related Parties	62,097	(868)	61,228
Loans receivable	762,479	(10,820)	751,659
Recoverable Taxes	1,927,909	(580,222)	1,347,687	3. Recoverable Taxes had a 30% decrease
Other Investments
Court deposits and freezing of assets	934,506	(15,653)	918,853
Dividends and equity interest	814,952		814,952
Assets held for sale	266,145	(247,584)	18,561	4. Assets held for sale decreased by 93%
Other Assets	1,582,889	(81,131)	1,501,758
Current Assets	20,941,711	(223,922)	20,717,789
Credits with Related Parties	15,462	(15,274)	187
Financial Investments	172,362	2,183	174,545
Recoverable Deferred Taxes	1,934,762	(101,618)	1,833,143
Other Taxes	1,056,708	422,960	1,479,668
Court deposits and freezing of assets	13,963,513	31,127	13,994,640
Other Assets	331,652	3,526	335,178
Investments	7,281,267	30,784	7,312,051
Fixed Assets	25,654,998	(68,235)	25,586,763
Intangible Assets	10,287,298	(107,888)	10,179,410
Non-Current Assets	60,698,022	197,563	60,895,585
Total Assets	81,639,733	(26,359)	81,613,374

Current Assets (page 2 of 2)

Taxes impacted the negative result of the Current Assets

The total assets showed a decrease of R$ 26.4 million in February, due to the decrease of R$ 223.9 million of the Current Assets and the increase of R$ 197.6 million of the Non-Current Assets. The decrease of R$ 223.9 million of the Current Assets was influenced by:

○ 3. The item Recoverable Taxes had a decrease of R$ 580 million in February, reaching the amount R$ 1,347 million (a 30% reduction compared to the previous month). According to information provided by the Management, the decrease in this item is due to the transfer, from the short term to the long term, of the amounts withheld in 2016 and not used, of Income tax and social security contribution on Net Profit.

○ 4. The Assets held for sale had a strong decrease in February, from R$ 266 million in January to R$ 18.6 million in February, a reduction of R$ 247.6 million (a 93% decrease). According to information provided by Management, the reduction relates to the write-off of the premium of the investment of Mobile Telecomunication (MTC) that was registered at Oi S.A.

4.2 BALANCE SHEET Consolidated Financial Statements of the Companies under Reorganization (unaudited)

Statement FEBRUARY1 to 28, 2017

Table 3 – Balance Sheet, Assets (R$ in thousands)	(A) 01/31/2017 Jan/17	(B) – (A) Variation	(B) 02/28/2017 Feb/17

Cash and cash equivalents	6,776,084	338,298	7,114,382
Financial Investments	97,789	(788)	97,001
Derivative financial instruments
Accounts Receivable	7,492,025	361,696	7,853,721
Inventories	224,836	13,152	237,987
Credits with Related Parties	62,097	(868)	61,228
Loans receivable	762,479	(10,820)	751,659
Recoverable Taxes	1,927,909	(580,222)	1,347,687
Other Investments
Court deposits and freezing of assets	934,506	(15,653)	918,853
Dividends and equity interest	814,952		814,952
Assets held for sale	266,145	(247,584)	18,561
Other Assets	1,582,889	(81,131)	1,501,758
Current Assets	20,941,711	(223,922)	20,717,789	2. Recoverable Deferred Taxes had a decrease of R$ 101 million
Credits with Related Parties	15,462	(15,274)	187
Financial Investments	172,362	2,183	174,545
Recoverable Deferred Taxes	1,934,762	(101,618)	1,833,143
Other Taxes	1,056,708	422,960	1,479,668	1. Other Taxes had a 40% increase
Court deposits and freezing of assets	13,963,513	31,127	13,994,640
Other Assets	331,652	3,526	335,178
Investments	7,281,267	30,784	7,312,051
Fixed Assets	25,654,998	(68,235)	25,586,763
Intangible Assets	10,287,298	(107,888)	10,179,410
Non-Current Assets	60,698,022	197,563	60,895,585
Total Assets	81,639,733	(26,359)	81,613,374

Non-Current Assets (page 1 of 1)

Taxes impacted the positive result of the Non-Current Asset

The total asset had a decrease of R$ 26.4 million in February, due to the decrease of R$ 223.9 million of the Current Asset and the increase of R$ 197.6 million of the Non-Current Asset. The increase of R$ 197.6 million of the Non-Current Asset was influenced by:

○ 1. The item Other Taxes had a positive variation of R$ 423 million (increase of 40%) in relation to the previous month, amounting R$ 1,479 million. According to information provided by the Management, likewise the case of Short-Term Recoverable Taxes, the variation of these items is due to the transfer, from the short term to the long term, of the amounts withheld in 2016 and not used, of Income tax and social security contribution on Net Profit.

○ 2. On the other hand, the Recoverable Deferred Taxes had a negative variation of R$ 101.6 million (decrease of 5.3%), totaling R$ 1,833 million in the month of February. The Management states that the movement in this item is related to the exchange variation which affected the Loans and Financing in companies Oi S.A. and Telemar.

4.2 BALANCE SHEET Consolidated Financial Statements of the Companies under Reorganization (unaudited)

Statement FEBRUARY1 to 28, 2017

Table 4 – Balance Sheet, Liability (R$ in thousands)	(A) 01/31/2017 JAN/17	(B) – (A) Variation	(B) 02/28/2017 Feb/17

Salaries, social security charges and benefits	305,539	9,943	315,481	1. Suppliers had an increase of 4.4%
Suppliers	8,099,719	359,445	8,459,163
Loans and Financing	47,797,926	(427,448)	47,370,478	2. Short-term loans and financing were reduced by R$ 427 million
Derivative financial instruments	104,694		104,694
Current payable taxes	1,630,910	59,974	1,690,884	3. Current payable taxes had an increase of R$ 60 million
Other Taxes
Dividends and Equity Interest	6,254	(6)	6,248
Payable Authorizations and Concessions	113,674	5,958	119,632
Tax Refinancing Program	86,539	(5,763)	80,775
Provisions	746,313	(23,497)	722,815
Other obligations	1,826,357	(14,046)	1,812,311
Current Liabilities	60,717,925	(35,444)	60,682,481
Loans and Financing	8,670	78	8,747
Derivative financial instruments
Other Taxes	1,093,922	20,374	1,114,295
Payable authorizations and concessions	4,100	61	4,161
Tax refinancing program	632,298	(1,064)	631,234
Provisions	3,818,575	59,566	3,878,141
Provisions for pension funds	450,184	32	450,216
Provisions for Losses in Investments	225,612	(6,172)	219,441
Other obligations	2,619,966	(19,107)	2,600,859
Non-Current Liabilities	8,853,327	53,767	8,907,094
Net Equity	12,068,481	(44,682)	12,023,799
Total Liabilities + Net Equity	81,639,733	(26,359)	81,613,374

Current Liabilities (page 1 of 2)

Short-term loans and financing were reduced, impacting the Current Liabilities

The total Liabilities had a decrease of R$ 26.4 million in February, due to the decrease of R$ 35.4 million of the Current Liabilities and the increase of R$ 53.8 million of the Non-Current Liabilities and the decrease of R$ 44.7 million of the Net Equity. The decrease of R$ 35.4 million of the Current Liabilities was influenced by:

○ 1. The increase of Suppliers in the month of February was of R$ 359 million (increase of 4.4%) in relation to the previous month, totaling R$ 8,459 million. The Management justified the increase by claiming that, because the month of February has a smaller number of business days, due to Carnaval, it contributed to the delay in the payment of the overdue invoices after February 24, last business day of the month. In addition, the Management informed that there sales results of suppliers Globosat and Alcatel, totaling R$ 100 million, impacted by seasonal situations such as projects and negotiations of sales results.

○ 2. The short-term Loans and Financing, on the other hand, had a decrease of R$ 427 million (a retraction of 0.9%) in February, totaling R$ 47,370 million, equal to 78% of the Current Liabilities. According to information provided by the Management, the variations observed in February are due to the exchange variation, based on the valorization of Real against Dollar and Euro in February, when compared to January, which was partially compensated by the accrual of monthly interest.

May 15, 2017

4.2 BALANCE SHEET Consolidated Financial Statements of the Companies under Reorganization (unaudited)

Statement FEBRUARY1 to 28, 2017

Table 4 – Balance Sheet, Liability (R$ in thousands)	(A) 01/31/2017 JAN/17	(B) – (A) Variation	(B) 02/28/2017 Feb/17

Salaries, social security charges and benefits	305,539	9,943	315,481	1. Suppliers had an increase of 4.4%
Suppliers	8,099,719	359,445	8,459,163
Loans and Financing	47,797,926	(427,448)	47,370,478	2. Short-term loans and financing were reduced by R$ 427 million
Derivative financial instruments	104,694		104,694
Current payable taxes	1,630,910	59,974	1,690,884	3. Current payable taxes had an increase of R$ 60 million
Other Taxes
Dividends and Equity Interest	6,254	(6)	6,248
Payable Authorizations and Concessions	113,674	5,958	119,632
Tax Refinancing Program	86,539	(5,763)	80,775
Provisions	746,313	(23,497)	722,815
Other obligations	1,826,357	(14,046)	1,812,311
Current Liabilities	60,717,925	(35,444)	60,682,481
Loans and Financing	8,670	78	8,747
Derivative financial instruments
Other Taxes	1,093,922	20,374	1,114,295
Payable authorizations and concessions	4,100	61	4,161
Tax refinancing program	632,298	(1,064)	631,234
Provisions	3,818,575	59,566	3,878,141
Provisions for pension funds	450,184	32	450,216
Provisions for Losses in Investments	225,612	(6,172)	219,441
Other obligations	2,619,966	(19,107)	2,600,859
Non-Current Liabilities	8,853,327	53,767	8,907,094
Net Equity	12,068,481	(44,682)	12,023,799
Total Liabilities + Net Equity	81,639,733	(26,359)	81,613,374

Current Liabilities (page 2 of 2)

Short-term loans and financing were reduced, impacting the Current Liabilities

The total Liabilities had a decrease of R$ 26.4 million in February, due to the decrease of R$ 35.4 million of the Current Liabilities and the increase of R$ 53.8 million of the Non-Current Liabilities and the decrease of R$ 44.7 million of the Net Equity. The decrease of R$ 35.4 million of the Current Liabilities was influenced by:

○ 3. The item Current payable taxes had an increase of R$ 60 million (an increase of 3.7%) in February, totaling R$ 1,690 million. According to information provided by the Management, the growth observed in this item in the month of February was influenced by the increase in the lines of Income tax and social security contribution on Net Profit due to the profits obtained in companies Oi Móvel, Copart 3, Copart 4 and Copart 5, in addition to the line of Mutual income Tax, referring to the provision of Oi S.A. with Oi Netherlands. The Management also informed that there was an increase of ICMS due to the taxation of the signature amounts without franchise (Agreement 69 of Confaz, of 1998).

4.2 BALANCE SHEET Consolidated Financial Statements of the Companies under Reorganization (unaudited)

Statement FEBRUARY1 to 28, 2017

Table 4 – Balance Sheet, Liability (R$ in thousands)	(A) 01/31/2017 JAN/17	(B) – (A) Variation	(B) 02/28/2017 Feb/17

Salaries, social security charges and benefits	305,539	9,943	315,481
Suppliers	8,099,719	359,445	8,459,163
Loans and Financing	47,797,926	(427,448)	47,370,478
Derivative financial instruments	104,694		104,694
Current payable taxes	1,630,910	59,974	1,690,884
Other Taxes
Dividends and Equity Interest	6,254	(6)	6,248
Payable Authorizations and Concessions	113,674	5,958	119,632
Tax Refinancing Program	86,539	(5,763)	80,775
Provisions	746,313	(23,497)	722,815
Other obligations	1,826,357	(14,046)	1,812,311
Current Liabilities	60,717,925	(35,444)	60,682,481
Loans and Financing	8,670	78	8,747
Derivative financial instruments
Other Taxes	1,093,922	20,374	1,114,295
Payable authorizations and concessions	4,100	61	4,161
Tax refinancing program	632,298	(1,064)	631,234
Provisions	3,818,575	59,566	3,878,141
Provisions for pension funds	450,184	32	450,216
Provisions for Losses in Investments	225,612	(6,172)	219,441
Other obligations	2,619,966	(19,107)	2,600,859
Non-Current Liabilities	8,853,327	53,767	8,907,094
Net Equity	12,068,481	(44,682)	12,023,799
Total Liabilities + Net Equity	81,639,733	(26,359)	81,613,374

Loans and Financing

○ The short-term Loans and Financing in national currency had an increase of R$ 115.5 million in February (an increase of 0.9%), totaling R$ 13,703 million, corresponding to 29% of the short-term loans and financing.

○ On the other hand, the loans and financing correspond to the remaining 71% of the short-term debts, which had a decrease of R$ 543 million (a decrease of 1.6%) in February.

	(A) 01/31/2017 JAN/17	(B) – (A) Variation	(B) 02/28/2017 Feb/17

National Currency	13,588,453	115,511	13,703,964
Foreign Currency	34,209,473	(542,959)	33,666,514
Total Short Term (Current)	47,797,926	(427,448)	47,370,478
National Currency – related parties	8,670	77	8,747
Total Long Term (Non-Current)	8,670	77	8,747
Total Loans and Financing	47,806,596	(427,371)	47,379,225

○ Thus, the result was a decrease of R$ 427 million in the Short-Term Loans and Financing to R$ 47,370 million.

○ The Long-Term Loans and Financing correspond to a small portion of the total Loans and Financing (less than 0.02%) and are only in national currency – related parties. In February, they were slightly decreased and totaled R$ 8.7 million.

4.2 BALANCE SHEET Consolidated Financial Statements of the Companies under Reorganization (unaudited)

Statement FEBRUARY1 to 28, 2017

Table 4 – Balance Sheet, Liability (R$ in thousands)	(A) 01/31/2017 JAN/17	(B) – (A) Variation	(B) 02/28/2017 Feb/17

Salaries, social security charges and benefits	305,539	9,943	315,481
Suppliers	8,099,719	359,445	8,459,163
Loans and Financing	47,797,926	(427,448)	47,370,478
Derivative financial instruments	104,694		104,694
Current payable taxes	1,630,910	59,974	1,690,884
Other Taxes
Dividends and Equity Interest	6,254	(6)	6,248
Payable Authorizations and Concessions	113,674	5,958	119,632
Tax Refinancing Program	86,539	(5,763)	80,775
Provisions	746,313	(23,497)	722,815
Other obligations	1,826,357	(14,046)	1,812,311
Current Liabilities	60,717,925	(35,444)	60,682,481
Loans and Financing	8,670	78	8,747
Derivative financial instruments
Other Taxes	1,093,922	20,374	1,114,295	1. Other taxes had an increase of 1.9%, equal to R$ 20 million
Payable authorizations and concessions	4,100	61	4,161
Tax refinancing program	632,298	(1,064)	631,234
Provisions	3,818,575	59,566	3,878,141	2. Provisions had an increase of R$ 59.6 million
Provisions for pension funds	450,184	32	450,216
Provisions for Losses in Investments	225,612	(6,172)	219,441
Other obligations	2,619,966	(19,107)	2,600,859	3. Other obligations had a decrease of R$ 19 million
Non-Current Liabilities	8,853,327	53,767	8,907,094
Net Equity	12,068,481	(44,682)	12,023,799
Total Liabilities + Net Equity	81,639,733	(26,359)	81,613,374

Non-Current Liabilities (page 1 of 1)

Provisions and Other obligations were the items with the largest variations

The total Liabilities had a decrease of R$ 26.4 million in February, due to the decrease of R$ 35.4 million of the Current Liabilities and the increase of R$ 53.8 million of the Non-Current Liabilities and the decrease of R$ 44.7 million of the Net Equity. The increase of R$ 53.8 million of the Non-Current Liabilities was influenced by:

○ 1. Other long-term taxes had an increase of R$ 20.4 million (increase of 1.9%) in relation to the previous month, totaling R$ 1,114 million.

○ 2. Provisions also had an increase in February, of R$ 59.6 million (an increase of 1.6%), totaling R$ 3,878 million, equal to 44% of the Non-Current Liabilities. As informed by Management, this increase in February is due to: an increase of provision of loss in judicial proceedings in the amount of R$ 31 million, with R$ 11 million of the Special Civil Court (JEC), R$ 7.8 million of the Expansion Plan (PEX) and R$ 4 million of a labor nature. The Management also informs that there was an increase due to monetary adjustment in the amount of R$ 36 million.

○ 3. On the other hand, Other long-term obligations had a decrease of R$ 19.1 million (a decrease of 0.7%), totaling R$ 2,600 million. The Management informs that the variation was affected by the increase of monthly expenses between the companies of the group and the negative exchange variation of the Euro before the Real, regarding the Pharol and Altice contigencies owed by Oi S.A.

4.2 BALANCE SHEET Consolidated Financial Statements of the Companies under Reorganization (unaudited)

Statement FEBRUARY1 to 28, 2017

Table 5 – Balance Sheet, Net Equity (R$ in thousands)	(A) 01/31/2017 JAN/17	(B) 02/28/2017 Feb/17

Current Liabilities	60,717,925	60,682,481
Non-Current Liabilities	8,853,327	8,907,094
Realized Corporate Capital	21,438,374	21,438,374
Capital Reserves	7,711,283	7,711,283
Accrued Profits/Losses Previous Years	(16,849,418)	(16,849,418)
Accrued Profits/Losses – Jan.17	372,483	372,483
Profits/Losses in FEB.17		278,335	1. Profit of R$ 278 million in February
Share Issue Cost	(377,429)	(377,429)
Equity Appraisal Adjustments	(98,290)	(141,780)	2. 44% variation in the month
Other Global Results	(128,522)	(408,050)	3. Decrease of R$ 279 million
Net Equity	12,068,481	12,023,799
Total Liabilities + Net Equity	87,639,733	81,613,374

Net Equity (page 1 of 1)

1. The Consolidated Profit of the Companies under Reorganization was R$ 278 million in February.

Other items of the Net Equity with observable variations:

○ 2. The item Equity Appraisal Adjustments had a decrease of 44% in the month, totaling R$ 141 million. According to the Management, the item was affected by the exchange variation on the premium of the transactions in Africa.

○ 3. In the same sense, the item Other Global Results had a decrease of R$ 279 million in February, totaling R$ 408 million. According to information provided by Management, the reduction relates to the write-off of the premium of the investment of Mobile Telecomunication (MTC) that was registered at Oi S.A.

Judicial Reorganization – OI

4.3 Monthly Income Statement

MONTHLY INCOME STATEMENT

HIGHLIGHTS

Statement FEBRUARY1 to 28, 2017

○      Results before the positive Financial Results and Taxes in the amount of R$ 1.96 million

○      The Financial Results were positive by R$ 399.6 million

○      The Consolidated Profits of the Companies under Reorganization for the month of February was of R$ 278 million

4.3 MONTHLY INCOME STATEMENT Consolidated Financial Statements of the Companies under Reorganization (unaudited)

Statement FEBRUARY1 to 28, 2017

Table 6 – Monthly Income Statement (R$ in thousands)	(A) JAN/17	(B) – (A) Variation	(B) Feb/17
				1. Increase in the Gross Operating Revenue by 1.2%
Gross Operating Revenue	3,140,513	37,347	3,177,860
Deductions of gross revenue	(1,338,856)	(60,166)	(1,399,022)
Net Income of Sale of Goods and/or Services	1,801,657	(22,819)	1,778,838
Cost of the services provided and the goods sold	(1,346,750)	3,543	(1,343,207)	2. Costs had a decrease of 0.3%
Gross Results	454,907	(19,276)	435,631
Sales Expenses	(328,911)	25,557	(303,354)
General and Administrative Expenses	(220,993)	(12,351)	(233,344)
Other Operating Revenue	121,758	(14,679)	107,079
Other Operating Expenses	(117,757)	(2,675)	(120,432)
Equity Accounting Results	31,188	85,192	116,380
Operating Expenses/Revenue	(514,716)	81,045	(433,671)
Results before the Financial Results and Taxes	(59,809)	61,769	1,960	3. Results before the Financial Results and Taxes was of R$ 1.9 million
Financial Revenue	231,498	(109,477)	122,021
Financial Expenses	511,910	(234,365)	277,545
Financial Results	743,409	(343,843)	399,566
Current	(24,981)	1,065	(23,917)
Deferred Assets	(286,136)	184,518	(101,618)
Tax incentive of the exploration profit		2,344	2,344
Income tax and social security contribution on Profit	(311,117)	187,926	(123,191)
Consolidated Profit/Loss of the Period	372,483	(94,148)	278,335

Monthly Income Statement (page 1 of 2)

The Profit of R$ 278 million registered by the Companies under Reorganization in the month of February was influenced by:

○ 1. The Gross Operating Revenue had an increase of R$ 37 million in February in comparison to January, totaling R$ 3,177.9 million.

○ 2. The Costs of the Services Provided and the Goods Sold, on the other hand, had a decrease in February regarding the previous month, of R$ 3 million, totaling R$ 1,343 million.

○ 3. Added to the other operating items, the Companies under Reorganization had positive Results before the Financial Results and Taxes, in the amount of R$ 1.96 million in February, against the negative results of R$ 59 million observed in January.

4.3 MONTHLY INCOME STATEMENT Consolidated Financial Statements of the Companies under Reorganization (unaudited)

Statement FEBRUARY1 to 28, 2017

Table 6 – Monthly Income Statement (R$ in thousands)	(A) JAN/17	(B) – (A) Variation	(B) Feb/17

Gross Operating Revenue	3,140,513	37,347	3,177,860
Deductions of gross revenue	(1,338,856)	(60,166)	(1,399,022)
Net Income of Sale of Goods and/or Services	1,801,657	(22,819)	1,778,838
Cost of the services provided and the goods sold	(1,346,750)	3,543	(1,343,207)
Gross Results	454,907	(19,276)	435,631
Sales Expenses	(328,911)	25,557	(303,354)
General and Administrative Expenses	(220,993)	(12,351)	(233,344)
Other Operating Revenue	121,758	(14,679)	107,079
Other Operating Expenses	(117,757)	(2,675)	(120,432)
Equity Accounting Results	31,188	85,192	116,380
Operating Expenses/Revenue	(514,716)	81,045	(433,671)
Results before the Financial Results and Taxes	(59,809)	61,769	1,960
Financial Revenue	231,498	(109,477)	122,021
Financial Expenses	511,910	(234,365)	277,545	4. Positive Financial Results of R$ 399 million
Financial Results	743,409	(343,843)	399,566
Current	(24,981)	1,065	(23,917)
Deferred Assets	(286,136)	184,518	(101,618)
Tax incentive of the exploration profit		2,344	2,344	5. IR and CSLL influenced by the Deferred Assets
Income tax and social security contribution on Profit	(311,117)	187,926	(123,191)
Consolidated Profit/Loss of the Period	372,483	(94,148)	278,335

Monthly Income Statement (page 2 of 2)

The Profit of R$ 278 million registered by the Companies under Reorganization in the month of February was influenced by:

○ 4. The Financial Results of the Companies under Reorganization for the month of February were positive by R$ 399.6 million. According to the information provided by Management, the account Financial Expenses was affected by the valorization of Real before Euro and Dollar, positively affecting the items of interest and exchange variation on the debts of the company listed in foreign currency.

○ 5. The amount of R$ 123 million registered as Income tax and social security contribution on Profit was mostly influenced by the variation of the item of Differed Assets, that had a negative result of R$ 101.6 million. According to information provided by Management, the biggest oscillations in Differed Assets occurred due to the exchange variation in the Loans and Foreign Mutual for companies Oi S.A., Telemar and Oi Móvel, in addition to the provision of Interest on loan for Telemar and Oi S.A.

Thus, once the Results before the Financial Results and Taxes, positive by R$ 1.96 million, the Financial Results, positive by R$ 399.6 million, and the Income tax and social security contribution on Profit, negative by R$ 123 million, the Consolidated Profits in the month of February of the Companies under Reorganization was of R$ 278 million (a decrease of 25.3% in relation to the previous month).

4 Managerial Cash Flow Statement

FINANCIAL INFORMATION

 MARCH, 2017

4.1 Managerial Cash Flow Statement

MANAGERIAL CASH FLOW STATEMENT

HIGHLIGHTS

Statement MARCH 1 to 31, 2017

○        Net Operating Cash Generation decreased by R$ 279 million in March

○          Accounts Receivable had an increase and reached the highest level of the last few months

○        Accounts Payable increase was higher than the Accounts Receivable, with an increase of R$ 1,351 million

○          Taxes corresponded to 39% of the Accounts Payable in March

4.1 Managerial Cash Flow Statement

Statement MARCH 1 to 31, 2017

Net Operating Cash Generation decreased by R$ 279 million in March

○ Net Operating Generation was negative in R$ 279 million in March, compared to an increase of R$ 155 million in the previous month (Figure 1). When compared to February, both Accounts Receivable and Payable had an increase. Accounts Receivable had a result R$ 918 million higher, reaching R$ 3,223 million, while the cash outflow with Accounts Payable and Investments increased by R$ 1,352 million, reaching, jointly, R$ 3,502 million (Figure 2). Other transactions of the Companies under Reorganization, which include Intra-group Transactions, Financial Transactions and Dividends, had a decrease and contributed with inflow of R$ 69 million.

○ Accordingly, the variation of the Financial Cash Final Balance was negative in R$ 211 million in March, resulting in an amount of R$ 7,170 million (Figure 3), which corresponds to a decrease of 2.9% compared to the previous month.

○ Considerations of the variations shall be analyzed in detail on the next pages.

4.1 MANAGERIAL CASH FLOW STATEMENT Consolidated Financial Statements of the Companies under Reorganization (unaudited)

Statement MARCH 1 to 31, 2017
Table 7 – Managerial Cash Flow Statement March 2017

ACCOUNTS RECEIVABLE (page 1 of 1)

Accounts Receivable had an increase and reached the highest level of the last few months

There was a significant growth in the Accounts Receivable, with an increase of R$ 918 million in relation to the previous month (a 39.8% increase), reaching the amount of R$ 3,223 million. All subdivisions had an increase in relation to the previous month.

○ Especially the increase of the item “Clients”, a growth of R$ 522 million in March in relation to the previous month (a 30.7% increase), amounting to R$ 2,221 million.

○ The other items also showed an increase in relation to the previous month, but with a smaller impact on the total Accounts Receivable. Dealers had a positive impact of R$ 150 million, amounting to R$ 562 million in March. The item “Others” had an increase of R$ 221 million in the month, amounting to R$ 338 million, while the Network Use Services increased by R$ 24 million, amounting to R$ 102 million.

○ According to the Management, the increase in the accounts receivable throughout March was already expected due to the results of the previous month, the performance of which was harmed by the Carnival holiday and in which there was a postponement of the accounts receivable from February to March, due to the reduced number of business days (18 days in February compared to 22 business days in March).

○ Furthermore, the Management also informed that, specifically in the item “Dealers”, there was an additional movement arising out of the advance payment by some dealers in March 2017 of notes that would mature in April 2017, which had a positive impact in the Accounts Receivable of Dealers in March 2017.

○ The Management also highlighted that the item “Other accounts receivable”, wherein the accounts receivable pertaining to services between the group companies are classified, also contributed to increase the level of accounts receivable in the month, since this cash flow is not eliminated.

R$ million	(A) 02/28/2017 Feb/17		(B) – (A) Variation	(B) 03/31/2017 Mar/17
Initial BALANCE – Financial Cash	7.094		287	7.380
Clients	1.699		522	2.221
Network Use Services	78		24	102
Dealers	412		150	562
Others	117		221	338
Accounts Receivable (1)	2.305		918	3.223
Personnel	(134)		(2)	(136)
Materials/Services Suppliers	(1.130)		(467)	(1.597)
Taxes	(532)		(700)	(1.232)
Court Deposits	(9)		(159)	(168)
Contingencies	()		(23)	(23)
Accounts Payable (2)	(1.805)		(1.351)	(3.156)
Telemar	(172)		13	(159)
Landline Brt	(78)		16	(62)
Oi Móvel	(95)		(30)	(125)
Investments (3)	(345)		(1)	(346)
Net Operating Generation (1 + 2 + 3)	155		(435)	(279)
Intra-group Transactions	80		(79)	2
Financial Transactions	51		16	67
Dividends and Interest on Net Equity	()			()
FINAL Balance – Financial Cash	7.380		(211)	7.170
Figure 17 - Accounts Receivable - Share Structure

		Mar/17		Feb/17
		R$ million	Share	Share
	Accounts Receivable	3.223	100%	100%
	Clients	2.221	69%	74%
	Dealers	562	17%	18%
	Others	338	10%	5%
	Network Use Services	102	3%	3%

4.1 MANAGERIAL CASH FLOW STATEMENT Consolidated Financial Statements of the Companies under Reorganization (unaudited)

Statement MARCH 1 to 31, 2017
Table 7 – Managerial Cash Flow Statement March 2017

ACCOUNTS PAYABLE (page 1 of 1)

Taxes corresponded to 39% of the Accounts Payable in March

The growth in Accounts Payable was greater than the Accounts Receivable, with an increase of R$ 1,351 million in relation to the previous month (a 74.9% increase), reaching R$ 3,156 million. All items of the Accounts Payable had an increase in relation to the previous month:

○ Taxes were the main responsible for this increase, as they more than doubled in relation to the previous month (a 131.6% increase), reaching R$ 1,232 million. Taxes were responsible, in March, for 39% of the Accounts Payable.

○ According to clarifying information of the Management, the strong increase in the accounts payable related to Taxes in March 2017 is a result from the annual rate of the Maintenance Telecommunication Inspection Fund (Fistel) payable to ANATEL in the amount of R$ 660 million.

○ There was also a growth in Materials/Service Suppliers from R$ 467 million to R$ 1,597 million (a 41% increase). However, we must emphasize that the February amount was particularly low due to the Carnival holiday.

○ The other items also had an increase, but with a lower impact on the total Accounts Payable. Personnel also had a slight increase of R$ 2 million, amounting to R$ 136 million. Court deposits had an increase of R$ 159 million, amounting to R$ 168 million, while Contingencies had an increase of R$ 23 million.

○ The Management informed that, in March, the amounts related to Globanet service provision was deposited in court, due to a dispute between Oi and Globenet related to the amount owed. Said deposit was previously agreed upon with the Judge in charge of the proceedings in Rio de Janeiro.

R$ million	(A) 02/28/2017 Feb/17		(B) – (A) Variation	(B) 03/31/2017 Mar/17
Initial BALANCE – Financial Cash	7.094		287	7.380
Clients	1.699		522	2.221
Network Use Services	78		24	102
Dealers	412		150	562
Others	117		221	338
Accounts Receivable (1)	2.305		918	3.223
Personnel	(134)		(2)	(136)
Materials/Services Suppliers	(1.130)		(467)	(1.597)
Taxes	(532)		(700)	(1.232)
Court Deposits	(9)		(159)	(168)
Contingencies	()		(23)	(23)
Accounts Payable (2)	(1.805)		(1.351)	(3.156)
Telemar	(172)		13	(159)
Landline Brt	(78)		16	(62)
Oi Móvel	(95)		(30)	(125)
Investments (3)	(345)		(1)	(346)
Net Operating Generation (1 + 2 + 3)	155		(435)	(279)
Intra-group Transactions	80		(79)	2
Financial Transactions	51		16	67
Dividends and Interest on Net Equity	()			()
FINAL Balance – Financial Cash	7.380		(211)	7.170
Figure 18 – Accounts Payable – Share Structure

		Mar/17		Feb/17
		R$ million	Share	Share
	Accounts Payable	(3.156)	100%	100%
	Materials/Services Suppliers	(1.597)	51%	63%
	Taxes	(1.232)	39%	29%
	Others	(191)	6%	7%
	Personnel	(136)	4%	0%

4.1 MANAGERIAL CASH FLOW STATEMENT Consolidated Financial Statements of the Companies under Reorganization (unaudited)

Statement MARCH 1 to 31, 2017
Table 7 – Managerial Cash Flow Statement March 2017

INVESTMENTS (page 1 of 1)

In March, the Companies under Reorganization kept the share destined to Investments on a level similar to the one verified in the previous month, reaching R$ 346 million.

NET OPERATING GENERATION

Accordingly, since the Investments and the increase of the Accounts Payable were kept in a higher level than the Accounts Receivable, the Net Operating Generation was negative in R$ 279 million in March, especially influenced by the increase in the Tax Payable.

FINAL BALANCE – FINANCIAL CASH

The Financial Transactions reached R$ 67 million in March, compared to R$ 51 million in the previous month. The Intra-group Transactions, in turn, contributed with cash inflows of R$ 2 million in March, compared to $ 80 million in February. Dividends remained zero.

Overall, the transactions softened the negative variation of the Net Cash Generation, such that the Financial Cash Final Balance was reduced by R$ 211 million in relation to the previous month (a 2.9% decrease), amounting to R$ 7,170 million.

R$ million	(A) 02/28/2017 Feb/17	(B) – (A) Variation	(B) 03/31/2017 Mar/17
Initial BALANCE – Financial Cash	7.094	287	7.380
Clients	1.699	522	2.221
Network Use Services	78	24	102
Dealers	412	150	562
Others	117	221	338
Accounts Receivable (1)	2.305	918	3.223
Personnel	(134)	(2)	(136)
Materials/Services Suppliers	(1.130)	(467)	(1.597)
Taxes	(532)	(700)	(1.232)
Court Deposits	(9)	(159)	(168)
Contingencies	()	(23)	(23)
Accounts Payable (2)	(1.805)	(1.351)	(3.156)
Telemar	(172)	13	(159)
Landline Brt	(78)	16	(62)
Oi Móvel	(95)	(30)	(125)
Investments (3)	(345)	(1)	(346)
Net Operating Generation (1 + 2 + 3)	155	(435)	(279)
Intra-group Transactions	80	(79)	2
Financial Transactions	51	16	67
Dividends and Interest on Net Equity	()	()
FINAL Balance – Financial Cash	7.380	(211)	7.170
Figure 19 – Investments – Share structure

Mar/17	Feb/17
R$ million	Share	Share
Investments	(346)	100%	100%
Telemar	(159)	46%	50%
Oi Móvel	(125)	36%	28%
Landline Brt	(62)	18%	23%

4.1 MANAGERIAL CASH FLOW STATEMENT Consolidated Financial Statements of the Companies under Reorganization (unaudited)

Statement MARCH 1 to 31, 2017

Table 8 – Direct Cash Flow

Direct Cash Flow

R$MM

CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANIES UNDER REORGANIZATION	SEP/16	OCT/16	NOV/16	DEC/16	JAN/17	FEB/17	MAR/17
Initial Balance – Financial Cash	5.816	6.245	6.595	6.973	7.293	7.094	7.380
Accounts Receivable	2.881	2.783	2.587	2.742	2.669	2.305	3.223
Clients	2.025	1.996	1.947	2.128	1.874	1.699	2.221
Network Use Services	282	118	81	98	84	78	102
Dealers	442	466	494	465	512	412	562
Others	132	203	65	51	199	117	338
Accounts Payable	(2.356)	(2.149)	(2.074)	(2.166)	(2.562)	(1.805)	(3.156)
Personnel	(129)	(127)	(124)	(221)	(167)	(134)	(136)
Materials and Services Suppliers	(1.557)	(1.353)	(1.288)	(1.272)	(1.729)	(1.130)	(1.597)
Materials/Services	(1.274)	(1.230)	(1.203)	(1.170)	(1.640)	(1.046)	(1.488)
Plant Maintenance	(13)	(120)	(103)	(141)	(116)	(86)	(116)
Rents	(234)	(255)	(238)	(229)	(205)	(162)	(342)
Graphic/Data Processing	(102)	(110)	(113)	(94)	(137)	(97)	(118)
Service/Collection Call Center	(101)	(199)	(101)	(122)	(154)	(85)	(153)
Concessionaires	(105)	(98)	(107)	(96)	(112)	(104)	(112)
Advisory Services / Audits / Fees	(42)	(34)	(35)	(37)	(68)	(52)	(72)
Other Services/Accounts Payable	(677)	(415)	(506)	(450)	(848)	(460)	(575)
Network Use Services	(283)	(123)	(85)	(103)	(89)	(84)	(109)
Taxes	(630)	(655)	(636)	(647)	(674)	(532)	(1.232)
Court Deposits	(4)	24	(3)	11	12	(9)	(168)
Contingencies	(37)	(38)	(23)	(37)	(3)	(0)	(23)
Investments	(96)	(316)	(281)	(242)	(261)	(345)	(346)
Telemar	(48)	(162)	(132)	(143)	(122)	(172)	(159)
Landline Brt	(16)	(71)	(59)	(47)	(53)	(78)	(62)
Oi Móvel	(32)	(83)	(90)	(53)	(86)	(95)	(125)
Operating Generation	428	318	231	333	(154)	155	(279)
Intra-group Transactions	(48)	(30)	23	(76)	(48)	80	2
Financial Transactions	49	61	32	63	65	51	67
Dividends and Interest on Net Equity	0	0	93	0	(63)	(0)	(0)
Final Balance – Financial Cash	6.245	6.595	6.973	7.293	7.094	7.380	7.170

4.1 MANAGERIAL CASH FLOW STATEMENT Consolidated Financial Statements of the Companies under Reorganization (unaudited)

BALANCE SHEET

HIGHLIGHTS

Statement MARCH 1 to 31, 2017

○        Cash and cash equivalents had a decrease of R$ 146 million

○        Other Assets had an increase of R$ 748 million

○        Short-term loans and financing accounted for 87% of the variation of the Current Liabilities

○        The Consolidated Loss of the Companies under Reorganization was R$ 850 million in March

4.2 Balance Sheet

Statement MARCH 1 to 31, 2017

Table 9 – Balance Sheet, Assets R$ in thousands	(A) 02/28/2017 Feb/17	(B) – (A) Variation	(B) 03/31/2017 Mar/17	1. Net Operating Generation negative in R$ 279 million affected the Cash

Cash and cash equivalents	7.114.382	(146.324)	6.968.058
Financial Applications	97.001	(86.578)	10.422
Derivative financial instruments
Accounts Receivable	7.853.721	(243.895)	7.609.826	2. Accounts receivables had a 3.1% decrease
Inventories	237.987	(21.917)	216.070
Credits with Related Parties	61.228	703	61.932
Loans receivable	751.659	24.098	775.757
Recoverable Taxes	1.357.687	106.345	1.454.032	3. Recoverable Taxes had an increase of R$ 106.3 million (7.9%)
Other Investments
Court deposits and freezing of assets	918.853	(5.400)	913.452
Dividends and equity interest	814.952		814.952
Assets held for sale	18.561	(1.139)	17.422	4. Increase of R$ 748 million
Other Assets	1.501.758	748.143	2.249.902
Current Assets	20.717.789	374.037	21.091.826
Credits with Related Parties	187	16	203
Financial Applications	174.545	3.111	117.656
Recoverable Deferred Taxes	1.833.143	297.964	2.131.107
Other Taxes	1.479.668	(126.405)	1.353.263
Court deposits and freezing of assets	13.994.640	34.945	14.029.585
Other Assets	335.178	934	336.112
Investments	7.312.051	155.817	7.467.868
Fixed Assets	25.586.763	139.485	25.726.248
Intangible Assets	10.179.410	(97.876)	10.081.534
Non-Current Assets	60.895.585	407.990	61.303.576
Total Assets	81.613.374	782.027	82.395.401

Current Assets (page 1 of 2)

Other Assets accounted for the positive variation of the Current Assets

The total asset had an increase of R$ 782 million in March, due to the increase of R$ 374 million of the Current Asset and the increase of R$ 408 million of the Non-Current Asset. The increase of R$ 374 million of the Current Assets was influenced by:

○ 1. Cash and cash equivalents had a reduction of R$ 146 million in March (a 2.1% decrease), amounting to R$ 6,968 million. Operating Cash Generation contributed with this negative result, since it had a decrease of R$ 279 million. According to information provided by the Management, the cash generation was adversely impacted by the payment of the Fistel annual rate to Anatel, by the accounts payable to the materials and services suppliers matured during Carnival, and by the court deposit of amounts related to Globenet service provision, due to dispute between Oi and Globenet with respect to the amount owed. We emphasize that said deposit was previously agreed upon with the Judge in charge of the proceedings in Rio de Janeiro.

○ 2. Accounts receivable had a result similar to the Cash and cash equivalents, with a negative variation from R$ 243.9 million (a 3.1% decrease), amounting to R$ 7,609 million. According to the Management, the reduction in the balance of this account is connected to the increase in March payments, which was strongly influenced by the impact of Carnival at the end of February, such that all payments made between February 25 and 28 were only transferred by the collecting agents in March. In addition, there was an addition movement resulting from the advance payments by some dealers in March 2017 of notes that would mature in April 2017.

4.2 BALANCE SHEET Consolidated Financial Statements of the Companies under Reorganization (unaudited)

Statement MARCH 1 to 31, 2017

Table 9 – Balance Sheet, Assets R$ in thousands	(A) 02/28/2017 Feb/17	(B) – (A) Variation	(B) 03/31/2017 Mar/17	1. Net Operating Generation negative in R$ 279 million affected the Cash

Cash and cash equivalents	7.114.382	(146.324)	6.968.058
Financial Applications	97.001	(86.578)	10.422
Derivative financial instruments
Accounts Receivable	7.853.721	(243.895)	7.609.826	2. Accounts receivables had a 3.1% decrease
Inventories	237.987	(21.917)	216.070
Credits with Related Parties	61.228	703	61.932
Loans receivable	751.659	24.098	775.757
Recoverable Taxes	1.357.687	106.345	1.454.032	3. Recoverable Taxes had an increase of R$ 106.3 million (7.9%)
Other Investments
Court deposits and freezing of assets	918.853	(5.400)	913.452
Dividends and equity interest	814.952		814.952
Assets held for sale	18.561	(1.139)	17.422	4. Increase of R$ 748 million
Other Assets	1.501.758	748.143	2.249.902
Current Assets	20.717.789	374.037	21.091.826
Credits with Related Parties	187	16	203
Financial Applications	174.545	3.111	117.656
Recoverable Deferred Taxes	1.833.143	297.964	2.131.107
Other Taxes	1.479.668	(126.405)	1.353.263
Court deposits and freezing of assets	13.994.640	34.945	14.029.585
Other Assets	335.178	934	336.112
Investments	7.312.051	155.817	7.467.868
Fixed Assets	25.586.763	139.485	25.726.248
Intangible Assets	10.179.410	(97.876)	10.081.534
Non-Current Assets	60.895.585	407.990	61.303.576
Total Assets	81.613.374	782.027	82.395.401

Current Assets (page 2 of 2)

Other Assets accounted for the positive variation of the Current Assets

The total Assets had an increase of R$ 782 million in March, due to the increase of R$ 374 million of the Current Asset and the increase of R$ 408 million of the Non-Current Asset. The increase of R$ 374 million of the Current Assets was influenced by:

○ 3. The item “Recoverable Taxes”, on the other hand, had a positive variation with the increase of R$ 106.3 million in March in relation to February (a 7.9% increase), amounting to R$ 1,454 million.

○ 4. The item “Other assets” was the main responsible for the positive result in March, with an increase of R$ 748 million in relation to February (a 49.8% increase), amounting to R$ 2,249 million. According to the Management, this account was also affected by the payment of the Fistel annual rate (inspection rate) to Anatel. Considering that this is an annual rate, it was registered as an expense paid in advance and monthly deferred to the results.

4.2 BALANCE SHEET Consolidated Financial Statements of the Companies under Reorganization (unaudited)

Statement MARCH 1 to 31, 2017

Table 9 – Balance Sheet, Assets (R$ in thousands)	(A) 02/28/2017 Feb/17	(B) – (A) Variation	(B) 03/31/2017 Mar/17

Cash and cash equivalents	7.114.382	(146.324)	6.968.058
Financial Applications	97.001	(86.578)	10.422
Derivative financial instruments
Accounts Receivable	7.853.721	(243.895)	7.609.826
Inventories	237.987	(21.917)	216.070
Credits with Related Parties	61.228	703	61.932
Loans receivable	751.659	24.098	775.757
Recoverable Taxes	1.347.687	106.345	1.454.032
Other Investments
Court deposits and freezing of assets	918.853	(5.400)	913.452
Dividends and equity interest	814.952		814.952
Assets held for sale	18.561	(1.139)	17.422
Other Assets	1.501.758	748.143	2.249.902
Current Assets	20.717.789	374.037	21.091.826	1. Recoverable Deferred Taxes had an increase of R$ 297 million
Credits with Related Parties	187	16	203
Financial Applications	174.545	3.111	117.656
Recoverable Deferred Taxes	1.833.143	297.964	2.131.107
Other Taxes	1.479.668	(126.405)	1.353.263	2. Other Taxes had a 8.5% decrease
Court deposits and freezing of assets	13.994.640	34.945	14.029.585
Other Assets	335.178	934	336.112
Investments	7.312.051	155.817	7.467.868	3. Positive result of R$ 155.8 million
Fixed Assets	25.586.763	139.485	25.776.248
Intangible Assets	10.179.410	(97.876)	10.081.534
Non-Current Assets	60.895.585	407.990	61.303.576
Total Assets	81.613.374	782.027	82.395.401

Non-Current Assets (page 1 of 1)

Taxes impacted the variation of the Non-Current Asset

The total Assets had an increase of R$ 782 million in March, due to the increase of R$ 374 million of the Current Asset and the increase of R$ 408 million of the Non-Current Asset. The increase of R$ 408 million of the Non-Current Assets was influenced by:

○ 1. The item Recoverable Deferred Taxes had a positive variation of R$ 298 million (increase of 16.3%) in relation to the previous month, amounting to R$ 2,131 million. According to information provided by the Management, this is the activation of the Income Tax and Social Contribution on the Net Profit over temporary additions, basically due to the exchange variation resulting from the Real depreciation compared to the Dollar and Euro in the period.

○ 2. On the other hand, Other Taxes had a negative variation of R$ 126.4 million (an 8.5% decrease in relation to the previous month), amounting to R$ 1,353 million in March.

○ 3. The Investments had a positive result of R$ 155.8 million in March compared to February (a 2.1% increase) and amounted to R$ 7,467 million. According to the Management, the amounts are the result of the equity accounting of companies Oi S.A., Telemar and SMPE in their investments.

– O

4.2 BALANCE SHEET Consolidated Financial Statements of the Companies under Reorganization (unaudited)

Statement MARCH 1 to 31, 2017

Table 10 – Balance Sheet, Liability

(R$ in thousands)	(A) 02/28/2017 Feb/17	(B) – (A) Variation	(B) 03/31/2017 Mar/17
				1. Suppliers had an increase of R$ 54.9 million
Salaries, social security charges and benefits	315.481	11.378	326.859
Suppliers	8.459.163	54.860	8.514.024
Loans and Financing	47.370.478	1.272.268	48.642.746	2. Short-term Loans and Financing had an increase of R$ 1,272 million
Derivative financial instruments	104.694		104.694
Current payable taxes	1.690.884	141.564	1.832.448
Other Taxes
Dividends and Equity Interest	6.248	9	6.257
Payable Authorizations and Concessions	119.632	9.418	129.050	3. Current payable taxes had an increase of R$ 141.6 million
Tax Refinancing Program	80.775	12.285	93.060
Provisions	722.815	(35.471)	687.344
Other obligations	1.812.311	(2.472)	1.809.839
Current Liabilities	60.682.481	1.463.841	62.146.322
Loans and Financing	8.747	92	8.839
Derivative financial instruments
Other Taxes	1.114.295	6.294	1.120.589
Payable authorizations and concessions	4.161	33	4.194
Tax refinancing program	631.234	(18.586)	612.648
Provisions	3.878.141	20.699	3.898.839
Provisions for pension funds	450.216	(8.531)	441.685
Provisions for Losses in Investments	219.441	7.949	227.389
Other obligations	2.600.859	17.011	2.617.869
Non-Current Liabilities	8.907.094	24.960	8.932.054
Net Equity	12.023.799	(706.773)	11.317.026
Total Liabilities + Net Equity	81.613.374	782.027	82.395.402

Current Liabilities (page 1 of 1)

Short-term loans and financing accounted for 87% of the variation of the Current Liabilities

The total Liabilities had a decrease of R$ 782 million in March, due to the decrease of R$ 1,463 million of the Current Liabilities and the increase of R$ 25 million of the Non-Current Liabilities and the decrease of R$ 706.8 million of the Net Equity. The increase of R$ 1,463 million of the Current Liabilities was influenced by:

○ 1. Suppliers had an increase of R$ 54.9 million (an increase of 0.6%) in relation to the previous month, totaling R$ 8,514 million.

○ 2. The short-term Loans and Financing were responsible for 87% of the variation in March. A variation of R$ 1,272 million (an increase of 2.7%) was registered, totaling R$ 48,642 million. According to information provided by the Management, the increase of debt in national currency is due to the increase of monthly interest, while the increase observed in the loans in foreign currency is due, in addition of the accrual of monthly interest, the devaluation of Real before Dollar and Euro, negatively affecting the account.

○ 3. The item Current payable taxes had an increase of R$ 141.6 million (an increase of 8.4%) in March, totaling R$ 1,832 million. According to the Management, the account was affected by the transfer between balance sheet accounts (Asset to Liability) of creditor balances of ICMS in the states of Rio de Janeiro, Bahia, Rio Grande do Sul and Paraná, an increase of provision due to the taxation of subscription without concession (Agreement 69) and the increase of pre-paid revenue with the consequent increase of payable ICMS.

4.2 BALANCE SHEET Consolidated Financial Statements of the Companies under Reorganization (unaudited)

Statement MARCH 1 to 31, 2017

Table 10 – Balance Sheet, Liability

(R$ in thousands)	(A) 02/28/2017 Feb/17	(B) – (A) Variation	(B) 03/31/2017 Mar/17

Salaries, social security charges and benefits	315.481	11.378	326.859
Suppliers	8.459.163	54.860	8.514.024
Loans and Financing	47.370.478	1.272.268	48.642.746
Derivative financial instruments	104.694		104.694
Current payable taxes	1.690.884	141.564	1.832.448
Other Taxes
Dividends and Equity Interest	6.248	9	6.257
Payable Authorizations and Concessions	119.632	9.418	129.050
Tax Refinancing Program	80.775	12.285	93.060
Provisions	722.815	(35.471)	687.344
Other obligations	1.812.311	(2.472)	1.809.839
Current Liabilities	60.682.481	1.463.841	62.146.322
Loans and Financing	8.747	92	8.839
Derivative financial instruments
Other Taxes	1.114.295	6.294	1.120.589
Payable authorizations and concessions	4.161	33	4.194
Tax refinancing program	631.234	(18.586)	612.648
Provisions	3.878.141	20.699	3.898.839
Provisions for pension funds	450.216	(8.531)	441.685
Provisions for Losses in Investments	219.441	7.949	227.389
Other obligations	2.600.859	17.011	2.617.869
Non-Current Liabilities	8.907.094	24.960	8.932.054
Net Equity	12.023.799	(706.773)	11.317.026
Total Liabilities + Net Equity	81.613.374	782.027	82.395.402

Loans and Financing

○ The short-term Loans and Financing in national currency had an increase of R$ 142.8 million in March (an increase of 1.0%), totaling R$ 13,846.8 million, corresponding to 28% of the short-term loans and financing.

○ Accordingly, the short-term loans and financing in foreign currency, which correspond to the other 72% of the short-term debts, had an increase of R$ 1,129 million (an increase of 3.4%) in March.

	(A) 02/28/2017 Feb/17	(B) – (A) Variation	(B) 03/31/2017 Mar/17

National Currency	13.703.964	142.803	13.846.767
Foreign Currency	33.666.514	1.129.465	34.795.979
Total Short Term (Current)	47.370.478	1.272.268	48.642.746
National Currency – related parties	8.747	92	8.839
Total Long Term (Non-Current)	8.747	92	8.839
Total Loans and Financing	47.379.225	1.272.360	48.651.585

○ Thus, the result was an increase of R$ 1,272 million in the Short-Term Loans and Financing to R$ 48,642 million.

○ The Long-Term Loans and Financing correspond to a small portion of the total loans and financing (less than 0.02%) and are only in national currency – related parties. In March, they had a slight increase and totaled R$ 8.8 million.

4.2 BALANCE SHEET Consolidated Financial Statements of the Companies under Reorganization (unaudited)

Statement MARCH 1 to 31, 2017

Table 10 – Balance Sheet, Liability

(R$ in thousands)	(A) 02/28/2017 Feb/17	(B) – (A) Variation	(B) 03/31/2017 Mar/17

Salaries, social security charges and benefits	315.481	11.378	326.859
Suppliers	8.459.163	54.860	8.514.024
Loans and Financing	47.370.478	1.272.268	48.642.746
Derivative financial instruments	104.694		104.694
Current payable taxes	1.690.884	141.564	1.832.448
Other Taxes
Dividends and Equity Interest	6.248	9	6.257
Payable Authorizations and Concessions	119.632	9.418	129.050
Tax Refinancing Program	80.775	12.285	93.060
Provisions	722.815	(35.471)	687.344
Other obligations	1.812.311	(2.472)	1.809.839
Current Liabilities	60.682.481	1.463.841	62.146.322
Loans and Financing	8.747	92	8.839
Derivative financial instruments
Other Taxes	1.114.295	6.294	1.120.589	1. The Tax Refinancing Program had a decrease of R$ 18.6 million.
Payable authorizations and concessions	4.161	33	4.194
Tax refinancing program	631.234	(18.586)	612.648
Provisions	3.878.141	20.699	3.898.839	2. Provisions had an increase of R$ 20.7 million
Provisions for pension funds	450.216	(8.531)	441.685
Provisions for Losses in Investments	219.441	7.949	227.389
Other obligations	2.600.859	17.011	2.617.869	3. Other obligations had an increase of R$ 17 million
Non-Current Liabilities	8.907.094	24.960	8.932.054
Net Equity	12.023.799	(706.773)	11.317.026
Total Liabilities + Net Equity	81.613.374	782.027	82.395.402

Non-Current Liabilities (page 1 of 1)

Provisions and Other obligations were the items with the largest variations

The total Liabilities had a decrease of R$ 782 million in March, due to the decrease of R$ 1,463.8 million of the Current Liabilities and the increase of R$ 25 million of the Non-Current Liabilities and the decrease of R$ 706.8 million of the Net Equity. The increase of R$ 25 million of the Non-Current Liabilities was influenced by:

o 1. The Tax Refinancing Program had a decrease of R$ 18.6 million (a decrease of 2.9%) in March in relation to the month of February, totaling R$ 612 million. According to the Management, this regards the payment of installments.

o 2. Provisions, on the other hand, had an increase in March, of R$ 20.7 million (an increase of 0.5%), totaling R$ 3,898 million, equal to 44% of the Non-Current Liabilities.

o 3. The item Other long-term obligations had an increase of R$ 17 million in March (an increase of 0.7%), totaling R$ 2,617 million. According to information provided by Management, the increase of the account results from the positive exchange variation of the Euro before the Real, which impacted the contingencies of the Pharol and Altice companies owed by Oi S.A.

4.2 BALANCE SHEET Consolidated Financial Statements of the Companies under Reorganization (unaudited)

Statement MARCH 1 to 31, 2017

Table 11 – Balance Sheet, Net Equity

(R$ in thousands)	(A) 02/28/2017 Feb/17	(B) 03/31/2017 Mar/17

Current Liabilities	60.682.481	62.146.322
Non-Current Liabilities	8.907.094	8.932.054
Realized Corporate Capital	21.438.374	21.438.374
Capital Reserves	7.711.283	7.711.283
Accrued Profits/Losses Previous Years	(16.849.418)	(16.849.418)
Accrued Profits/Losses – Jan.17 to Feb 17	650.819	650.819
Profits/Losses in MAR.17		(850.980)	1. Loss of R$ 850 million in March
Share Issue Cost	(377.429)	(377.429)
Equity Appraisal Adjustments	(141.780)	(160.757)	2. 13% variation in the month
Other Global Results	(408.050)	(244.867)	3. Reduction of 40% in the month
Net Equity	12.023.799	11.317.026
Total Liabilities + Net Equity	81.613.374	82.395.402

Net Equity (page 1 of 1)

1. The Consolidated Loss of the Companies under Reorganization was R$ 850 million in March

Other items of the Net Equity with observable variations:

○ 2. The item Equity Appraisal Adjustments had an increase of 13.4% in the month, totaling R$ 160.8 million. According to the Management, the item was affected by the exchange variation on the premium of the transactions in Africa.

○ 3. On the other hand, the item Other Global Results had a reduction of 40% in March, totaling R$ 244.9 million. According to the information provided by the Management, it is regarding a gain that results from the PTPT participações, due to the exchange of Mobile Telecomunication (MTC) for an increase in the share of Africatel.

4.3 Monthly Income Statement

MONTHLY INCOME STATEMENT

HIGHLIGHTS

Statement MARCH 1 to 31, 2017

○        Results before the positive Financial Results and Taxes in the amount of R$ 105 million

○        The Financial Results were negative by R$ 1,236 million

○        The Consolidated Loss of the Companies under Reorganization was of R$ 851 million in March

4.3 MONTHLY INCOME STATEMENT Consolidated Financial Statements of the Companies under Reorganization (unaudited)

Statement MARCH 1 to 31, 2017

Table 12 – Monthly Income Statement (R$ in thousands)	(A) Feb/17	(B) – (A) Variation	(B) Mar/17
				1. Increase in the Gross Operating Revenue
Gross Operating Revenue	3.177.860	135.928	3.313.787
Deductions of gross revenue	(1.399.022)	(21.336)	(1.420.359)
Net Income of Sale of Goods and/or Services	1.778.838	114.591	1.893.429
Cost of the services provided and the goods sold	(1.343.207)	48.802	(1.294.405)	2. Costs became smaller
Gross Results	435.631	163.393	599.024
Sales Expenses	(303.354)	(17.578)	(320.932)
General and Administrative Expenses	(233.344)	3.216	(230.128)
Other Operating Revenue	107.079	41.856	148.936
Other Operating Expenses	(120.432)	(4.065)	(124.497)
Equity Accounting Results	116.380	(83.624)	32.756
Operating Expenses/Revenue	(433.671)	(60.194)	(493.865)
Results before the Financial Results and Taxes	1.960	103.199	105.159	3. The Results before the Financial Results and Taxes were positive by R$ 105 million
Financial Revenue	122.021	50.612	172.632
Financial Expenses	277.545	(1.686.608)	(1.409.063)
Financial Results	399.566	(1.635.996)	(1.236.430)
Current	(23.917)	(16.127)	(40.044)
Deferred Assets	(101.618)	414.750	313.132
Tax incentive of the exploration profit	2.344	4.860	7.204
Income tax and social security contribution on Profit	(123.191)	403.482	280.292
Consolidated Profit/Loss of the Period	278.335	(1.129.315)	(850.980)

Monthly Income Statement (page 1 of 2)

The Loss of R$ 851 million registered by the Companies under Reorganization in the month of March was influenced by:

○ 1. The Gross Operating Revenue had an increase of R$ 135.9 million in March in comparison to February (an increase of 4.3%), totaling R$ 3,313 million.

○ 2. Concurrently, the Costs of the Services Provided and the Goods Sold had a decrease of 3.6% in relation to the previous month, totaling R$ 1,294 million.

○ 3. Added to the other operating items, the Companies under Reorganization had positive Results before the Financial Results and Taxes, in the amount of R$ 105 million in March.

4.3 MONTHLY INCOME STATEMENT Consolidated Financial Statements of the Companies under Reorganization (unaudited)

Statement MARCH 1 to 31, 2017

Table 12 – Monthly Income Statement

(R$ in thousands)	(A) Feb/17	(B) – (A) Variation	(B) Mar/17

Gross Operating Revenue	3.177.860	135.928	3.313.787
Deductions of gross revenue	(1.399.022)	(21.336)	(1.420.359)
Net Income of Sale of Goods and/or Services	1.778.838	114.591	1.893.429
Cost of the services provided and the goods sold	(1.343.207)	48.802	(1.294.405)
Gross Results	435.631	163.393	599.024
Sales Expenses	(303.354)	(17.578)	(320.932)
General and Administrative Expenses	(233.344)	3.216	(230.128)
Other Operating Revenue	107.079	41.856	148.936
Other Operating Expenses	(120.432)	(4.065)	(124.497)
Equity Accounting Results	116.380	(83.624)	32.756
Operating Expenses/Revenue	(433.671)	(60.194)	(493.865)
Results before the Financial Results and Taxes	1.960	103.199	105.159
Financial Revenue	122.021	50.612	172.632	1. Positive Financial Results of R$ 1,236 million
Financial Expenses	277.545	(1.686.608)	(1.409.063)
Financial Results	399.566	(1.635.996)	(1.236.430)
Current	(23.917)	(16.127)	(40.044)
Deferred Assets	(101.618)	414.750	313.132
Tax incentive of the exploration profit	2.344	4.860	7.204	2. The IR and CSLL had positive results
Income tax and social security contribution on Profit	(123.191)	403.482	280.292
Consolidated Profit/Loss of the Period	278.335	(1.129.315)	(850.980)

Monthly Income Statement (page 2 of 2)

The Loss of R$ 851 million registered by the Companies under Reorganization in the month of March was influenced by:

○ 1. The Financial Results of the Companies under Reorganization for March were negative in R$ 1,236 million, directly affecting the Consolidated Loss of the Companies under Reorganization in March. According to information provided by Management, the variations observed in Financial Revenue are due to: an increase of R$ 26.7 million in interest and monetary adjustment on other assets; an increase of R$ 15.2 million in earning from financial applications. In addition, the variations observed in Financial Expenses are a result of the devaluation of Real in relation to Dollar and Euro in March in comparison to February.

○ 2. Due to the positive results of the item Differed Assets, the final results of Income Tax and Social Security Contribution on Profit was positive, contributing with R$ 280 million for the Consolidated Results.

Thus, once the Results before the Financial Results and Taxes, positive by R$ 105 million, the Financial Results, negative by R$ 1,236 million, and the Income tax and social security contribution on Profit, positive by R$ 280 million, the Consolidated Loss in the month of March of the Companies under Reorganization was of R$ 851 million.

5 Service to Creditors

SERVICE TO CREDITORS

For the past two months, BT has dedicated to the improvement of the relation with creditors of pages 126.675/127.548, regarding the decision in which the administrative stage of credit verification was extended (pages 127.550/127.553).

The Management has kept daily contacts with the company, and performed several meetings with the Companies under Reorganization and with the creditors interested in receiving information on the credit that was included in the list filed on January 23, 2017, providing the necessary clarifications.

During this period, the Manager examined 1,709 licenses and divergences untimely presented, directly to the BT or to the Court and that, under the court decision of pages 127.550/127.553, were analyzed in this administrative stage. 47 thousand rectification requests made by the Companies under Reorganization were also received, whether for the inclusion of new creditors or for the correction of an amount of exclusion.

It is worth mentioning that, regarding the suspension of payments proceedings of companies Oi Brasil Holdings Cooperatief UA and Portugal Telecom International Finance B.V., the Dutch Court, in April 19, 2017, granted the appeals filed by creditors to convert of the alluded bankruptcy proceedings.

As it has already been mentioned in previous Reports, BT is still analyzing legal matters of different complexities and of several branches of Law, including international Law, due to the several questions that are presented thereto.

5 Service to Creditors

SUMMARY OF THE MANIFESTATIONS OF BT IN THE CASE RECORDS

Page 186.896/186.934	Monthly report of the activities performed by the Companies under Reorganization.	03.15.2017
Manifestation on:

(i) the official letters of the 3rd Federal Lower Tax Enforcements Court of the Judiciary Branch of Rio de Janeiro, State of Rio de Janeiro, requesting the credit reserve in favor of National Telecommunications Agency – Anatel, all from tax enforcements filed by said Independent Agency;

Page 188.342/188.347

(ii) the requirement in the sense “that is determined that the Bankruptcy Trustee immediately presents the breakdown of the invoices of the suppliers” that are included in the bid notice presented on January 23, 2017, formulated by creditor PTLS Serviços de Tecnologia e Assessoria Técnica Ltda.

(iii) the divergence presented by Maria Conceição Barbosa de Oliveira, in which it is put forward that its credit shall be listed in the amount of R$ 21,396.09;

(iv) the petition by Mazzini Administração e Empreitas Ltda., in which clarifications on the Judicial Reorganization Plan of pages 94.054/94.157 are requested, especially regarding its qualification as “Partner Supplier Creditors” (clause 4.3.2.6);

(v) the decision that partially granted the injunction requested in the Competence Conflict No. 150,936, filed by the company under reorganization Telemar Norte Leste S.A, involving this Court and the Regional Federal Court of 2nd Circuit;

04.07.2017

6 Manifestações apresentadas pelo AJ

(vi) the petition by Valdemir Sérgio Hermany, in which it claims to be a creditor of the amount of R$ 6,672.96, the credit of which is originated in claim No. 0010834-71.2013.8.21.0026, filed before the 2nd Lower Civil Court of the Judicial District of Santa Cruz do Sul, State of Rio Grande do Sul, before company under reorganization Oi S.A.;

(v) the sworn translations attached to the case records by the Bankruptcy Trustees appointed by the Dutch Courts for companies Oi Brasil Holdings Cöoperatief U.A. (Sr. Jasper Berkenbosch) and Portugal Telecom International Finance B.V. (Sr. Jean Leon Marcel Groenewegen);

(vi) the petition of Priscila Soares Baumer, in which it puts forward to be attorney-in-fact of several creditors with interest in the mediation granted on pages 104.876/104.878; and

Page 189.022/189.023

Manifestation on:

(i) the request for credit reserve on the name of Jair do Amaral Eleutherio, in the amount of R$ 180,377.71, resulting from claim No. 3317331-57.2010.8.21.0001, filed by the creditor before Brasil Telecom S.A (Oi S.A.), before the 12th Lower Civil Court of the Judicial District of Porto Alegre, State of Rio Grande do Sul; and

(ii) the petition of Paulo Rodrigues Correa Junior, in which it is put forward an alleged problem related to the e-mail manifestacoes.pwc.wald@wald.com.br, made available to the creditors so that they could make their appointments on the list on page 126.675/127.548 (see decision of pages 127.550/127.553).

04.24.2017

6 Manifestações apresentadas pelo AJ

Page 198.449/198.451	Manifestation on: (i) the opinion of the Public Prosecutor Office of page 188.117/188.118; (ii) the petitions of several creditors expressing their interest in participating of the mediation granted on pages 104.876/104.878; and (iii) the manifestation of Goldentree Distressed Fund 2014 LP et al, in which the sworn translation of the Alternative Plan included on pages 125.319/125.353 is requested to be attached to the case records.	05.10.2017
Interlocutory appeal in which the Bankruptcy Trustee presented a manifestation:
0005405- 22.2017.8.19.0000	Appeal filed by Capricorn Capital, Ltd and Syzygy Capital Management, Ltd. against the decision of pages 104.412/104.416 that revoked “the part of the decision that determined the presentation in the case records by debtors, within 30 days, extended for another 45 days, after publication of the bid notice, of a detailed and separate list of creditors, with the individualized liability of each plaintiff company, observing the right of any creditor to request the information directly to the companies under reorganization.”	05.12.2017

In addition to the abovementioned proceedings, the Bankruptcy Trustee, in reply to the official letters and requests addressed directly to the BT by different Courts in the country, presented manifestations in proceedings filed against the Companies under Reorganization.

6 Manifestações apresentadas pelo AJ

Avenida Franklin Roosevelt, nº 115, 4º andar CEP 20021-120 Rio de Janeiro, RJ – Brazil	Avenida Juscelino Kubtischek, nº 510, 8º andar CEP 04543-906 São Paulo, SP – Brazil

Rua James Joule,

nº 92, 10º andar

Brooklin Novo,

CEP 04576-080

São Paulo, SP – Brazil